UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 May 8, 2007
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500 - 602 West Hastings Street Vancouver, British Columbia, Canada	V6B 1P2
(Address of principal executive offices)	(Zip Code)

(604) 488-0855
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 7 - Regulation FD

Item 7.01          Regulation FD Disclosure.

Douglas Lake Minerals Inc. ("Douglas Lake") (DLKM: OTCBB) announced today that it and Canaco Resources Inc. ("Canaco") (CAN: TSX-V) have mutually decided to terminate their non-binding letter of intent announced on April 19, 2007, which had contemplated the acquisition of Douglas Lake by Canaco pursuant to a plan of arrangement under the Canada Business Corporations Act. It had been proposed that the acquisition would be effected by way of a triangular merger whereby Canaco would cause a wholly-owned special purpose subsidiary to be merged into Douglas Lake, and Douglas Lake's shareholders would exchange their existing shares of Douglas Lake common stock for shares of Canaco common stock. The letter of intent provided that there is a standstill agreement ending June 30, 2007; the parties have mutually agreed to terminate the standstill agreement as well.

No agreement on any terms of the plan of arrangement had been concluded, other than it was understood that in no event would the number of shares issued to the shareholders of Douglas Lake exceed 99.9% of the number of shares of Canaco issued and outstanding immediately prior to the consummation of the proposed transaction. The parties had continued to negotiate in good faith, but Douglas Lake's board of directors ultimately determined that this limitation could have the effect of undervaluing Douglas Lake's assets.

Both Canaco and Douglas Lake are emerging junior exploration companies and have previously entered into a Strategic Alliance Agreement to collaborate in the exploration of mineral properties in the United Republic of Tanzania. Together, the companies have exploration assets consisting of 31 properties representing a total 9,788 km2, or 2.1% of the available mineral rights in Tanzania. These properties constitute a wide variety of prospects and mineral potential within the north, northwest and central Tanzania. The properties contain no known mineral reserves, but Douglas Lake believes that the portfolio is predominantly prospective for gold, with additional potential for diamonds and other gemstones, as well as base metals.

The parties intend to continue the pursue their exploration activities under the Strategic Alliance Agreement, and will continue to work towards increasing their synergies.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(d)       Exhibits.

Submitted herewith:

Exhibit	Description
99.1	News release of Douglas Lake Minerals Inc. dated May 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS LAKE MINERALS INC.
DATE: May 8, 2007.	By: /s/ Harpreet (Harp) Singh Sangha __________________________________ Harpreet (Harp) Singh Sangha President, Chief Executive Officer and a Director